UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 24, 2011

TC PipeLines, LP
(Exact name of registrant as specified in its charter)

Delaware	000-26091	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13710 FNB Parkway, Suite 300 Omaha, NE	68154-05200
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(877) 290-2772

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On May 24, 2011, the Federal Energy Regulatory Commission (“FERC”) issued an order (RP11-1823-000) initiating an investigation pursuant to Natural Gas Act section 5 in respect to Tuscarora Gas Transmission Company (“Tuscarora”) to determine whether Tuscarora’s existing rates for jurisdictional services are unjust and unreasonable.

The FERC initiated this proceeding following a complaint filed by the Public Utilities Commission of Nevada and Sierra Pacific Power Company d/b/a NV Energy alleging that Tuscarora’s current rates may be unjust and unreasonable.

The FERC directed that a hearing be conducted pursuant to an accelerated timeline and that an initial decision be issued within 47 weeks of the designation of a presiding judge.

We are currently analyzing the matter and cannot predict the impact to Tuscarora at this time.

TC PipeLines, LP (the “Partnership”) owns 100 percent of Tuscarora, a Nevada general partnership.

Cautionary Statement Regarding Forward-Looking Information
This Form 8-K may include forward-looking statements regarding future events and the future financial performance of the Partnership. Words such as “believes,” “expects,” “intends,” “forecasts,” “projects,” “cannot predict” and similar expressions identify forward-looking statements. All forward-looking statements are based on the Partnership’s current beliefs as well as assumptions made by and information currently available to the Partnership. These statements reflect the Partnership’s current views with respect to future events. The Partnership assumes no obligation to update any such forward-looking statements to reflect events or circumstances occurring after the date hereof. Important factors that could cause actual results to materially differ from the Partnership's current expectations include the outcome of Tuscarora rate proceeding, other rate proceedings and other risks inherent in the transportation of natural gas as discussed in the Partnership’s filings with the Securities and Exchange Commission, including the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2010 and the Partnership’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP by: TC PipeLines GP, Inc., its general partner
By: /s/ Donald J. DeGrandis Donald J. DeGrandis Secretary

Dated:  May 25, 2011